UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SERES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders April 4, 2024 8:00 a.m. Eastern Time

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

March 5, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Thursday, April 4, 2024 (the “Annual Meeting”). The Annual Meeting will be held online. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2024.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who Can Attend the 2024 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/MCRB2024.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Proxy Statement	1
Proposals	1
Recommendations of the Board	1
Information About This Proxy Statement	2

Questions and Answers About the 2024 Annual Meeting of Stockholders	3

Proposals to be Voted On	7
Proposal 1: Election of Directors	7
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	11
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	12
Proposal 4: Approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	13
Proposal 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4	15
Proposal 6: Stockholder Proposal on Simple Majority Vote	16

Report of the Audit Committee of the Board of Directors	19

Independent Registered Public Accounting Firm Fees and Other Matters	20

Executive Officers	21

Corporate Governance	22
General	22
Board Composition	22
Director Independence	22
Director Candidates	22
Communications from Stockholders	23
Board Leadership Structure and Role in Risk Oversight	23
Environmental, Social and Corporate Governance Activities	24
Annual Board Evaluation	25
Code of Ethics	25
Anti-Hedging and Anti-Pledging Policy	25
Attendance by Members of the Board of Directors at Meetings	25

Committees of the Board	26
Audit Committee	26
Compensation and Talent Committee	27
Nominating and Corporate Governance Committee	27
Science and Clinical Development Committee	28

Executive Compensation	29
General	29
Details of Our Compensation Program	29
Executive Compensation Table	35
Employment Agreements	36
Pay Versus Performance	38

Director Compensation	41
2023 Director Compensation Table	41

Equity Compensation Plan Information	43

Security Ownership of Certain Beneficial Owners and Management	44

Certain Relationships	46

Compensation and Talent Committee Interlocks and Insider Participation	49

Stockholders’ Proposals	50

Other Matters	51

Solicitation of Proxies	52

Seres’ Annual Report on Form 10-K	53

Notice of Annual Meeting of Stockholders

To Be Held Thursday, April 4, 2024

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Thursday, April 4, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.
To elect Paul R. Biondi and Kurt C. Graves as Class III Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.
To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (our "Common Stock") from 240,000,000 to 360,000,000;
5.
To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4;
6.
If properly presented at the Annual Meeting, to vote upon a stockholder proposal on simple majority vote; and
7.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on February 12, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a purpose germane to the meeting by sending an email to info@serestherapeutics.com, stating the purpose of the request and providing proof of ownership of our Common Stock for a period of ten days ending on the day before the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the Internet, as described in the enclosed materials. If you have received a printed copy of your proxy card by mail, you may alternatively sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

March 5, 2024

Proxy Statement

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 4, 2024 (the “Annual Meeting”), at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ MCRB2024 and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock (our “Common Stock”), as of the close of business on February 12, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 145,557,567 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about March 5, 2024 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 4, 2024

This Proxy Statement and our 2023 Annual Report to Stockholders are available at http://www.proxyvote.com/.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•
Proposal 1: To elect Paul R. Biondi and Kurt C. Graves as Class III Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•
Proposal 4: To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 240,000,000 to 360,000,000;
•
Proposal 5: To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4;
•
Proposal 6: If properly presented at the Annual Meeting, to vote upon a stockholder proposal on simple majority vote; and
•
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board of Directors” or the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

•
FOR the election of Paul R. Biondi and Kurt C. Graves as Class III Directors;
•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
•
FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 240,000,000 to 360,000,000;
•
FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4; and
•
AGAINST the stockholder proposal.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. Instructions regarding how you can vote are contained on the proxy card included in the proxy materials.

Householding. The SEC’s rules permit us and banks, brokers, or other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers, or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2024 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is February 12, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 145,557,567 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a "Record Holder" and holding shares in "Street Name"?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in "Street Name"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remote communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the 2024 Annual Meeting of Stockholders?

You may attend the Annual Meeting online only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/MCRB2024.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Eastern Time, and you should allow sufficient time for the check-in procedures.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting, or a person designated by the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning each enclosed proxy card in the enclosed envelope.

How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Your most recent proxy card or Internet proxy is the one that is counted.

Stockholders of Record. If you are a stockholder of record, you may vote:

•
By Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•
By Mail—You can vote by mail by signing, dating and mailing the printed proxy card, which you may have received by mail; or
•
Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on April 3, 2024 (other than the voting that occurs during the Annual Meeting). To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date prior to the Annual Meeting;
•
by granting a subsequent proxy through the Internet prior to the Annual Meeting;
•
by giving written notice of revocation to the Secretary of Seres at 101 Cambridgepark Drive, Cambridge, MA 02140, as long as it is received prior to the Annual Meeting; or
•
by voting online during the Annual Meeting.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online during the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2024 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already made by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2024 Annual Meeting of Stockholders?”.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non- Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	The affirmative vote of the holders of a majority of the stock of the Company entitled to vote at the Annual Meeting.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.
Proposal 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4	The affirmative vote of the holders of a majority of voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 6: Vote upon a stockholder proposal on simple majority vote	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors (Proposal 1), abstentions will have the same effect as a vote against the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 4), and abstentions have no effect on the other proposals (Proposals 2, 3, 5 and 6).

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 4), and the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (Proposal 5) without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors (Proposal 1), the approval on an advisory (non-binding) basis of the compensation of our named executive officers (Proposal 3), and the stockholder proposal on simple majority vote (Proposal 6). Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the 2024 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals to be Voted On

PROPOSAL 1

Election of Directors

At the Annual Meeting, two (2) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified.

We currently have eight (8) directors on our Board, including two (2) current Class III Directors. Our current Class III Directors are Paul R. Biondi, who has served on our Board since March 2020, and Kurt C. Graves, who has served on our Board since November 2015. The Board has nominated each of Paul R. Biondi and Kurt C. Graves for election as Class III Directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The members of the classes are divided as follows:

•
the Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff, and their term will expire at the 2025 Annual Meeting of Stockholders;
•
the Class II Directors are Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D., and their term will expire at the 2026 Annual Meeting of Stockholders; and
•
the Class III Directors are Paul R. Biondi and Kurt C. Graves, and their term will expire at the Annual Meeting, and if elected, their subsequent term will expire at the 2027 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class III Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the below Class III Director nominees.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Name	Age	Served as a Director Since	Position with Seres	Class and Year Term Ending
Director Nominees
Paul R. Biondi	54	2020	Director	Class III (Subsequent Term Ending 2027 if elected at the Annual Meeting)
Kurt C. Graves	56	2015	Director	Class III (Subsequent Term Ending 2027 if elected at the Annual Meeting)
Continuing Directors
Dennis A. Ausiello, M.D.	78	2015	Director	Class I (Term Ending 2025)
Stephen A. Berenson	63	2019	Chairman of the Board of Directors	Class II (Term Ending 2026)
Willard H. Dere, M.D.	70	2017	Director	Class I (Term Ending 2025)
Claire M. Fraser, Ph.D.	68	2023	Director	Class II (Term Ending 2026)
Richard N. Kender	68	2014	Director	Class II (Term Ending 2026)
Eric D. Shaff	48	2019	President, Chief Executive Officer and Director	Class I (Term Ending 2025)

The principal occupations and business experience, for at least the past five years, of each Director (including the Class III Director nominees) are as follows:

PAUL R. BIONDI	Age 54

Paul R. Biondi has served as a member of our Board of Directors since March 2020. Mr. Biondi is an Executive Partner and President of Pioneering Medicines at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, roles he has held since November 2019. Mr. Biondi joined Flagship Pioneering following a seventeen-year tenure at Bristol-Myers Squibb, or BMS, a pharmaceutical company, where he was most recently the Senior Vice President of Strategy and Business Development from October 2015 to November 2019. Prior to serving in the role of Senior Vice President of Strategy, from 2002 to 2015, Mr. Biondi held a series of other leadership roles within BMS’ Research and Development organization overseeing strategy, portfolio, and project management, as well as clinical and business operations. Mr. Biondi holds a bachelor’s degree from Dartmouth College and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Biondi is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical strategy and corporate development.

KURT C. GRAVES	Age 56

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves has served as the Chairman, President and Chief Executive Officer of i20 Therapeutics, Inc., a biotechnology company, since August 2023, and he previously served as the Executive Chairman of its board of directors from August 2021 to August 2023. Mr. Graves was previously the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, from September 2010 to December 2020, and on its board of directors from August 2010 to December 2020. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc., or Vertex, from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various senior leadership positions at Novartis Pharmaceuticals Corporation, or Novartis Corp., from 1999 to June 2007, including the Global General Medicines Business Unit Head and Global Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. Prior to Novartis Corp., Mr. Graves held senior leadership positions at Merck and Astra-Merck where he led the U.S. Business Unit responsible for Prilosec, Nexium and Prilosec OTC over a 10-year period. He served as Chairman on the board of directors of Radius Health, Inc. from May 2011 to March 2020, and as a director on Achillion Pharmaceuticals, Inc., or Achillion, from June 2012 to January 2020, when Achillion was acquired. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

DENNIS A. AUSIELLO, M.D.	Age 78

Dennis A. Ausiello, M.D., has served as a member of our Board of Directors since April 2015. Dr. Ausiello has served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Director, Emeritus of Harvard Medical School’s M.D./Ph.D. Program since 1996, Chair of Medicine, Emeritus, and Director of the Center for Assessment Technology and Continuous Health (CATCH) at Massachusetts General Hospital, which he co-founded, since 2012, and

Physician-in-Chief Emeritus at Massachusetts General Hospital since 2013. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals since April 2012 and as Vice Chairman of the board of directors of Spexis AG, a clinical-stage biopharmaceutical company, since December 2021, and previously served on the board of directors of Pfizer Inc. from 2006 to 2020, where he currently serves on the advisory board since 2019. Dr. Ausiello also serves on the boards of directors of numerous privately held companies. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

STEPHEN A. BERENSON	Age 63

Stephen A. Berenson has served as Chairman of our Board of Directors since December 2019 and as a member of our Board of Directors since August 2019. Mr. Berenson has been a Managing Partner at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, since June 2017. Prior to Flagship, Mr. Berenson spent 33 years in various roles as an investment banker at J.P. Morgan, most recently serving in the role of Vice Chairman of Investment Banking from 2005 to April 2017, where he focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson has served as chairman of the board of directors of Cellarity, a privately held pharmaceutical company, since July 2021, and has served on the board of directors of Moderna, Inc., a pharmaceutical and biotechnology company, since October 2017. Mr. Berenson received an S.B. in Mathematics from the Massachusetts Institute of Technology. We believe that Mr. Berenson is qualified to serve on our Board of Directors because of his extensive experience working with rapidly-growing companies across various industries.

WILLARD H. DERE, M.D.	Age 70

Willard H. Dere, M.D., has served as a member our Board of Directors since July 2017. Dr. Dere has been Professor Emeritus, Department of Internal Medicine, at the University of Utah School of Medicine since July 2022. Prior to retirement, and beginning in November 2014, Dr. Dere held multiple roles at the University of Utah Health Sciences Center, including Associate Vice President for Research, Co-Director of the Utah Clinical and Translational Science Institute, and Co-Director of the Center for Genomic Medicine. Prior to his professorship, from 2003 until 2014, Dr. Dere worked at Amgen, where he was Senior Vice President and head of Global Development, and led development programs in multiple therapeutic areas. From 1989 to 2014, he worked at Eli Lilly and led multiple development programs, and also worked in clinical pharmacology, regulatory affairs and safety. Dr. Dere has served on the boards of directors of BioMarin Pharmaceutical, Inc. since 2016, Mersana Therapeutics, Inc. since 2018, and Metagenomi, Inc. since August 2021, and previously served on the boards of directors of Ocera Therapeutics and Radius Health. Dr. Dere received his B.A. in History and Zoology and M.D. from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

CLAIRE M. FRASER, PH.D.	Age 68

Claire M. Fraser, Ph.D., has served as a member of our Board of Directors since January 2023. Since 2007, Dr. Fraser has been the director of the Institute for Genome Sciences and a Professor of Medicine and Microbiology and Immunology at the University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to 2007, she served as president and director of The Institute for Genomic Research, a not-for-profit research organization engaged in human and microbial genomics studies. Dr. Fraser has served on the board of directors of Becton, Dickinson, and Company, a medical technology company, since 2006, and previously served as the Chair of the Board and a director of the American Association for the Advancement of Science. Dr. Fraser received her bachelor’s degree in Biology from Rensselaer Polytechnic Institute and her Ph.D. in Pharmacology from State University of New York-Buffalo. We believe Dr. Fraser is qualified to serve on our Board of Directors due to her extensive academic experience and her knowledge of the microbiome industry.

RICHARD N. KENDER	Age 68

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck & Co., Inc., or Merck, a pharmaceutical company, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender has served on the boards of directors of Poxel S.A., a clinical stage biopharmaceutical company, since March 2015 and Bicycle Therapeutics PLC since July 2019. He previously served on the boards of directors of INC Research Holdings, Inc. (now known as Syneos Health) between December 2014 and August 2017, Abide Therapeutics, Inc., a privately held company, between December 2015 and May 2019, and ReViral Ltd., a privately held company, from November 2019 to June 2022. Mr. Kender received a B.S. in Accounting from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

ERIC D. SHAFF	Age 48

Eric D. Shaff has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, or Momenta, a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. Prior to Momenta, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff previously served on the board of directors of Sigilon Therapeutics, Inc. from 2017 to August 2023. Mr. Shaff received his B.A. from the University of Pennsylvania and his M.B.A. from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

Board Diversity Matrix (as of March 5, 2024)
Board Size (Total Number of Directors): 8
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	1	7	-
Part II: Demographic Background
Asian	-	2	-
White	1	6	-
Two or More Races or Ethnicities	-	1	-

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2023 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation and Talent Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation and Talent Committee. The Compensation and Talent Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2023 Annual Meeting of Stockholders, approximately 99.4% of the votes cast on the “say-on-pay” proposal were voted “FOR” the proposal. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2021 Annual Meeting of Stockholders held on June 16, 2021, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2025 Annual Meeting of Stockholders.

VOTE REQUIRED

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4

Approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), currently authorizes the issuance of 240,000,000 shares of Common Stock, par value $0.001 per share. On February 22, 2024, our Board adopted a resolution to amend the Restated Certificate of Incorporation, subject to stockholder approval, by increasing the number of authorized shares of our Common Stock to 360,000,000 shares (the “Share Increase Amendment”). The additional 120,000,000 shares of Common Stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.

The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.001 per share, which is 10,000,000 shares. Currently, there are no shares of preferred stock issued and outstanding.

If our stockholders approve this proposal, then the first sentence of Article FOURTH of our Restated Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is 370,000,000 shares, consisting of (a) 360,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

Purpose of Share Increase Amendment

Our Board believes it is in the best interests of the Company and our stockholders to increase our authorized shares of Common Stock in order to have additional shares available for use as our Board deems appropriate or necessary. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing activities, public or private offerings of Common Stock, stock dividends or splits, conversions of convertible securities, issuance of options and other equity awards pursuant to our incentive plans, establishing a strategic relationship with a corporate collaborator and acquisition transactions. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Effect of Approval of Proposed Amendment

The following table illustrates the effect the proposed Share Increase Amendment would have on the number of shares of Common stock available for issuance, if approved by our stockholders:

	As of March 1, 2024	Upon Effectiveness of Amendment
TOTAL AUTHORIZED SHARES OF COMMON STOCK	240,000,000	360,000,000
Outstanding shares of Common Stock	151,009,462	151,009,462
Shares of Common Stock authorized for future issuance under the Company’s incentive plans	3,458,907	3,458,907
Shares of Common Stock authorized for future issuance under the Company’s employee stock purchase plan	2,666,512	2,666,512
Shares of Common Stock subject to outstanding equity awards under the Company’s incentive plans	17,633,793	17,633,793
Shares of Common Stock issuable upon exercise of outstanding warrants	1,177,433	1,177,433
Total outstanding shares of Common Stock and shares of Common Stock Reserved	175,946,107	175,946,107
Unreserved shares of Common Stock available for issuance(1)	64,053,893	184,053,893

(1) Includes shares of Common Stock, if any, that may be issued under the “at the market" equity offering program.

Other than shares that will be reserved for issuance under our existing incentive plans, employee stock purchase plan, and "at the market" equity offering program, we do not currently have any arrangements, agreements or understandings that would require the issuance of additional shares of Common Stock . Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the Share Increase Amendment because, absent the amendment, the Company may not have sufficient authorized shares to make future awards.

The Share Increase Amendment will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the Nasdaq Stock Market. Future issuances of Common Stock or securities convertible into or exchangeable for Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

If the Share Increase Amendment is approved by stockholders, all other sections of the Restated Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly after the Annual Meeting if this Proposal is approved by stockholders. In the event that the Share Increase Amendment is not approved by our stockholders at the Annual Meeting, the current Restated Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.

Potential Anti-Takeover Effect

Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.

VOTE REQUIRED

The approval of the Share Increase Amendment will require the affirmative vote of the holders of a majority of the stock of the Company entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL 5

Approval of an Adjournment of the Annual Meeting

Our stockholders are being asked to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

VOTE REQUIRED

The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 will require the affirmative vote of the holders of a majority of voting power of the votes cast affirmatively or negatively. Abstentions will have no effect on this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

PROPOSAL 6

Stockholder Proposal on Simple Majority Vote

Kenneth Steiner, whose listed address is 14 Stoner Avenue, 2M, Great Neck, New York 11021, has notified us of his intent to present the following proposal at the Annual Meeting. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented by or on behalf of Mr. Steiner. Mr. Steiner has provided his proxy for John Chevedden to act on Mr. Steiner’s behalf with respect to the proposal. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented below as received from the stockholder proponent in accordance with SEC rules. We will promptly provide you with the number of voting securities held by Mr. Steiner, to our knowledge, upon receiving a written or oral request at c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140, or by phone at: (617) 945-9626.

If properly presented at the Annual Meeting by or on behalf of the stockholder proponent, our Board of Directors opposes and unanimously recommends that you vote “AGAINST” the Stockholder Proposal for the reasons stated under “Statement in Opposition to the Stockholder Proposal.”

STOCKHOLDER PROPOSAL

Proposal 6 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

Please vote yes:

Simple Majority Vote – Proposal 6.

STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

This stockholder proposal broadly requests that every voting requirement in our Restated Certificate of Incorporation or Amended and Restated Bylaws that calls for a greater than simple majority vote, regardless of what the voting requirement is or what it addresses, be replaced by a blanket “majority of vote cast” standard or “a simple majority in compliance with applicable laws”. The Board has given careful consideration to the stockholder proposal and, for the following reasons, does not believe that this stockholder proposal would enhance the Company’s corporate governance or be in the best interests of the Company or its stockholders.

Existing Supermajority Voting Thresholds Apply in Limited Circumstances

Apart from the election of directors, the Company’s current governance documents require the vote of a majority of the shares present and entitled to vote for all matters submitted for stockholder approval, except in certain limited circumstances, including approving the removal of directors or modifying the Amended and Restated Bylaws or certain sections of the Company’s Restated Certificate of Incorporation. Under the proposed standard, however, only a “majority of the votes cast” or “a simple majority in compliance with applicable laws” would be required to approve such fundamental corporate actions.

The Board believes that in certain limited circumstances, the higher voting requirements are appropriate and desirable, because certain fundamental matters should require the support of a broad consensus of the Company’s stockholders, rather than a simple majority of the votes present at a meeting. The Board believes that the limited supermajority requirements the Company has in place are appropriate to maintain the stability of our operations, while striking an appropriate balance that allows for fundamental changes where there is strong stockholder consensus. In this manner, supermajority thresholds also assist in maximizing long-term value to all stockholders and have the effect of deterring hostile takeovers of our Company that may not be in the best interests of the Company and our stockholders.

Existing Supermajority Voting Thresholds Benefit a Wide Base of Stockholders

The stockholder proposal’s request to eliminate all supermajority provisions would leave our stockholders vulnerable to self-interested and potentially abusive actions proposed by small groups of stockholders who hold a large number of shares and who may seek to, and with a simple majority standard be more easily able to, advance their own interests over the interests of all of the Company’s other stockholders.

For example, if the stockholder proposal were implemented and a quorum of 50.1% of the Company’s outstanding shares was present at a stockholders meeting, certain fundamental matters, such as amending the Company’s Amended and Restated Bylaws, could be adopted by stockholders who hold 25.1% of the Company’s outstanding shares. As of February 1, 2024, based on publicly available information filed pursuant to Section 13 of the Exchange Act, four of the Company’s largest stockholders held an aggregate of approximately 40% of the Company’s outstanding shares. If this stockholder proposal were implemented, it would be possible for just two of our largest stockholders to, without any other stockholder support, approve a proposal amending our Amended and Restated Bylaws. As such, if this stockholder proposal is approved, a very small group of stockholders, who are not bound by a fiduciary duty to act in the best interests of the Company and its stockholders, would have outsized power to act in their own respective self-interests, potentially to the detriment of the Company and the Company’s other stockholders.

Our Current Governance Structure Promotes Effective Board Oversight

The stockholder proposal is both vague and overbroad in that it does not specify which provisions that the stockholder proponent is seeking to change. The Board and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) do not believe that indiscriminate elimination of all supermajority voting requirements and the imposition of a blanket “majority of votes cast” or “simple majority in compliance with applicable laws” standard, without regard for how such a voting requirement would apply to each provision it impacts, or how that, in turn, would impact the Company’s stockholders, would be in the best interests of our stockholders. Our Board is committed to effective corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. For example:

•
we have an independent Chairman of the Board;
•
the Board is comprised of a substantial majority of independent directors (7 of 8 directors are independent), and all of the Board’s standing committees are comprised entirely of independent directors;
•
we have adopted anti-hedging and anti-pledging policies that align our directors’ and executive officers’ interests with those of our stockholders;
•
the Nominating and Corporate Governance Committee oversees an annual evaluation process of the Board and its standing committees;
•
all director nominees are evaluated in the same manner by the Nominating and Corporate Governance Committee, without regard to the source of the nominee recommendation;
•
executive sessions of independent directors are held at every regular Board meeting and each standing committee meeting;
•
we disclose a clear mechanism that enables stockholders to communicate directly with the Board;
•
the Nominating and Corporate Governance Committee and the Board engage in an ongoing review and refreshment of Board membership; and
•
we hold an annual say-on-pay vote.

Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes.

However, the Board strongly urges an AGAINST vote on this stockholder proposal that risks:

•
disrupting an appropriate balance between safeguarding the stability of our operations while allowing fundamental changes where there is wide stockholder consensus;
•
providing a small minority of stockholders who hold a large amount of the Company’s outstanding shares and who have no fiduciary duty to the Company and its stockholders with the ability to, without wide stockholder consensus, act in their own respective self-interests, potentially to the detriment of the Company and the Company’s other stockholders; and
•
indiscriminately eliminating all supermajority voting requirements in our Restated Certificate of Incorporation and Amended and Restated Bylaws, without regard for how such a voting requirement would apply to each provision it impacts, or how such a change would impact the Company’s stockholders.

For these reasons, the Board does not believe it is in the best interests of stockholders to implement the stockholder proposal’s request.

VOTE REQUIRED

The approval of the stockholder proposal on simple majority vote will require the affirmative vote of the holders of a majority of voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal on simple majority vote.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Richard N. Kender (Chair)

Claire M. Fraser, Ph.D.

Willard H. Dere, M.D.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2023	2022
Audit Fees	$1,695,000	$1,690,000
Audit-Related Fees	$—	$50,000
Tax Fees	$—	$—
All Other Fees	$568,980	$4,409
Total Fees	$2,263,980	$1,744,409

Audit Fees

Audit fees in 2023 and 2022 consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with our at the market common stock offering and registered direct offering.

Audit-Related Fees

Audit-related fees in 2022 consist of fees in connection with an audit of our grant from CARB-X. There were no such fees incurred in 2023.

Tax Fees

There were no such fees incurred in 2023 or 2022.

All Other Fees

All other fees in 2023 and 2022 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database and other advisory and consulting services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)(2)	48	President and Chief Executive Officer
David Arkowitz(2)(3)	62	Executive Vice President, Chief Financial Officer and Head of Business Development
Thomas J. DesRosier(4)	69	Executive Vice President and Chief Legal Officer
David S. Ege, Ph.D.(5)	49	Executive Vice President and Chief Technology Officer
Matthew Henn, Ph.D.(6)	49	Executive Vice President and Chief Scientific Officer
Lisa von Moltke, M.D.(7)	65	Executive Vice President and Chief Medical Officer
Teresa L. Young, Ph.D.(8)	57	Executive Vice President, Chief Commercial and Strategy Officer
1.
See biography on page 10 of this proxy statement.
2.
On February 26, 2024, we announced that David Arkowitz is retiring as our Executive Vice President, Chief Financial Officer, Head of Business Development, principal financial officer and principal accounting officer, effective as of March 15, 2024. Effective as of Mr. Arkowitz’s retirement, the Board has designated Eric Shaff to serve as our interim principal financial officer and interim principal accounting officer until the expected commencement of employment of Marella Thorell as our Executive Vice President and Chief Financial Officer, principal financial officer, and principal accounting officer on or about March 25, 2024.
3.
David Arkowitz has served as our Executive Vice President, Chief Financial Officer and Head of Business Development since June 2021. Previously, he served as the Chief Financial Officer of Flexion Therapeutics, Inc., a biotechnology company, from May 2018 to May 2021. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc., a biotechnology company that was acquired by Otsuka Pharmaceutical Co. He also previously served as Chief Financial Officer at each of Mascoma Corporation, AMAG Pharmaceuticals Inc., and Idenix Pharmaceuticals LLC and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and the Chief Financial Officer of Merck’s Canadian subsidiary. Mr. Arkowitz currently serves on the board of directors of Kineta, Inc., and has previously served on the boards of directors of F-star Therapeutics, Inc., Yumanity Therapeutics, Inc., Spring Bank Pharmaceuticals, Inc. and Proteostasis Therapeutics, Inc. He obtained his B.A. in mathematics at Brandeis University and his M.B.A. in finance at Columbia University Business School.
4.
Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company, from 2014 to 2015 and Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing seniority within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier has served as a member of the board of directors of Avanir Pharmaceuticals, a privately held company and wholly-owned subsidiary of Otsuka Pharmaceutical Company, Ltd., since June 2017. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.
5.
David S. Ege, Ph.D., has served as our Executive Vice President and Chief Technology Officer since October 2020. Previously, Dr. Ege served in a variety of technical and leadership roles in R&D and manufacturing at Merck from November 2003 to October 2020, most recently as global lead for digital strategy in Merck’s Manufacturing Division from June 2019 to October 2020. From April 2015 to June 2019, Dr. Ege served as Executive Director of Vaccines & Biologics Manufacturing at Merck’s plant in Elkton, Virginia, where he led bulk manufacturing operations for Gardasil®, Gardasil9® and Cancidas®. He has contributed to the successful first-in-class licensure and launch of cervical cancer vaccines, Gardasil® (2006) and Gardasil9® (2014), and a breakthrough cancer immunotherapy, Keytruda® (2014). He graduated summa cum laude from Princeton with a B.S.E. in chemical engineering and earned his Ph.D. in chemical engineering from the University of Pennsylvania.
6.
Matthew Henn, Ph.D., has served as our Executive Vice President and Chief Scientific Officer since February 2019. He has been involved in the discovery and development of multiple microbiome therapeutics across infectious, inflammatory, and oncology indications, and has authored over 75 peer-reviewed publications. His research has focused on microbial populations and the functional role of microbes in both environmental and human disease applications, and the development of genomic and functional technologies to study these populations. Prior to participating in the launch of our company in 2012, he was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of Massachusetts Institute of Technology and Harvard. He has served on various National Institutes of Health, or NIH, working groups on antimicrobial resistance and microbiome research, as a scientific advisor for NIH’s Viral Pathogen Bioinformatics Resource Center, as an ad-hoc reviewer and editor of various peer-reviewed journals, and as a scientific advisor to non-profit and for-profit organizations. He currently serves on the Microbiome Therapeutics Innovation Group board of directors, the World Microbiome Partnership steering committee, Life Sciences Cares board of advisors, and the scientific advisory board of Growcentia, Inc., an agricultural microbiome company. Dr. Henn is formally trained in ecology and evolutionary biology and earned his Ph.D. in ecosystem sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a NSF Postdoctoral Fellow in Microbiology at Duke University.
7.
Lisa von Moltke, M.D., has served as our Executive Vice President and Chief Medical Officer since March 2020. Previously, Dr. von Moltke worked for Alkermes, Inc., a pharmaceutical company, from June 2015 to December 2019, where she served in roles of increasing seniority, culminating as Senior Vice President and Head of Clinical Development. Beginning in June 2015, Dr. Moltke served as VP Clinical Pharmacology, DMPK and Bioanalytics, was promoted to Head of Clinical Development in November 2015, and became SVP in June 2018. Prior to joining Alkermes, Dr. von Moltke served as Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, a biotechnology company, from 2009 to 2015 and was US Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development. Starting in 2014 she was Head CEP for Japan and China regions. From 2006 to 2009, Dr. von Moltke was Head, Translational Medicine for the Takeda Oncology Company, a biopharmaceutical company, in Cambridge, MA. Dr. von Moltke has served on the board of directors of Cara Therapeutics, Inc. since November 2022. She has served as President of the American College of Clinical Pharmacology, and as the Editor-in-Chief of The Journal of Clinical Pharmacology. Dr. von Moltke earned a B.A. degree at Wellesley College and her M.D. from Michigan State University, College of Human Medicine.
8.
Teresa L. Young, Ph.D., has served as our Executive Vice President, Chief Commercial and Strategy Officer since June 2020. Previously, Dr. Young served as Vice President, Global Commercial Strategy at Sage Therapeutics from March 2018 to June 2020, where she led development of Sage’s global commercial capabilities, including global marketing, insights and analytics and new product planning. Prior to that, she held commercial leadership roles of increasing responsibility at Bristol-Myers Squibb from November 2010 to March 2018, culminating in her role as Vice President and General Manager, Cardiovascular, in which she led the global ELIQUIS® business to become the company’s largest product by revenue. Earlier in her career, Dr. Young held marketing and sales roles at GlaxoSmithKline from June 1993 to November 2010, where she catalyzed growth for the company’s Urology, Diabetes and NeuroHealth organizations. Dr. Young is a member of the Women in Bio and Healthcare Businesswomen’s Association and served on the Advisory Board of the Healthcare Businesswomen’s Association. Dr. Young received her B.S. in pharmacy and her Ph.D. in healthcare marketing from the University of South Carolina.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics, a Clawback Policy (as defined below) and charters for the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”), and the Science and Clinical Development Committee of the Board of Directors (the "Science and Clinical Development Committee") to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors and News” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 101 Cambridgepark Drive, Cambridge, MA 02140.

BOARD COMPOSITION

Our Board of Directors currently consists of eight members: Eric D. Shaff, Dennis A. Ausiello, M.D., Stephen A. Berenson, Paul R. Biondi, Willard H. Dere, M.D., Claire M. Fraser, Ph.D., Richard N. Kender, and Kurt C. Graves. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our current directors, other than Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). Grégory Behar and Meryl S. Zausner qualified as independent during the period they served on the Board of Directors until their departures on October 2, 2023 and June 22, 2023, respectively. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including, as to each of Mr. Berenson and Mr. Biondi, his relationship to, and our transactions with, Flagship Pioneering and its affiliates, and as to Mr. Behar, during the period that he served, his relationship to, and our transactions with, Nestlé S.A. and its affiliates. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to an individual director or to the Board should address such communications to such director or to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Mr. Berenson serve as its Chairman of the Board and Mr. Shaff serve as its Chief Executive Officer. Our current leadership structure permits Mr. Shaff to focus his attention on managing our Company and permits Mr. Berenson to manage the Board. We believe that this governance structure best reinforces the independence of the Board from management. In addition, we believe the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on Board leadership structure. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. If appointed, the Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to oversee our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day‑to‑day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. In addition, our Audit Committee has the responsibility to consider the adequacy and effectiveness of our information security policies and practices, including those concerning data privacy and cybersecurity. The Audit Committee receives quarterly reports from our Chief Information Officer, or CIO, on our cybersecurity risks, and our CIO updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and monitors the effectiveness of our environmental, social and corporate governance (“ESG”) strategy and the Corporate Governance Guidelines. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The allocation of risk oversight among the Board and its committees is consistent with the Board’s leadership structure.

environmental, social and corporate governance ACTIVITIES

We are committed to policies and practices focused on ESG matters, which are shaped by our core values and aim to make a positive impact in the communities where we work and live. We have a history and culture of community service and continue to be involved in, and supportive of, Life Science Cares and Special Olympics Massachusetts. We are also proud to continue a student education outreach program, Seres Scholars, which is a partnership with the Cambridge Rindge & Latin School to promote equity in education by providing career mentorship, guidance, and opportunities for underserved students from our community. The program values and celebrates diversity, equity, inclusion, and belonging ("DEIB") by seeking to include students from all backgrounds, and awards high school seniors with a Seres scholarship after a year and a half of participation. Additionally, we encourage employee volunteerism in all Seres locations by planning activities through our Seres Community Ambassadors program and offering eight hours of paid volunteer time annually for employees to support charitable organizations.

We also believe that our long-term success and ability to deliver innovative, safe, and effective medicines to patients requires an inclusive workforce. We value diversity at all levels of the organization and continue to focus on extending our DEIB initiatives across our entire workforce. We have a dedicated DEIB workstream to identify ways to attract, develop, and retain talent from all backgrounds, increase awareness within our company of unconscious biases, and help foster a stronger sense of belonging for all employees. In addition, we strive to engender an open culture of mutual respect, and one that values employees’ health and well-being. We support employee development in a variety of ways including leadership training to build people manager capabilities, ongoing performance and development conversations, and tuition reimbursement. Our management conducts annual employee engagement surveys and reports to our board of directors on human capital management topics, including as relevant: corporate culture, DEIB, employee development and retention, and compensation and benefits.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP (“Latham”), distributed board evaluations to our Board and each Board member returned an evaluation anonymously. Latham tabulated the results and presented them to the Nominating and Corporate Governance Committee for review and discussion.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans.

CLAWBACK POLICY

Our Board of Directors has adopted a Policy for Recovery of Erroneously Awarded Compensation (the "Clawback Policy"), in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The Clawback Policy is overseen and administered by the Compensation and Talent Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were four meetings of the Board of Directors during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2023.

Committees of the Board

Our Board has established four standing committees—Audit, Compensation and Talent, Nominating and Corporate Governance, and Science and Clinical Development—each of which operates under a written charter that has been approved by our Board and is available on our website at www.serestherapeutics.com. All of the members of each of the Board’s four standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, M.D., and Claire M. Fraser, Ph.D., meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation and Talent Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Talent	Nominating and Corporate Governance	Science and Clinical Development Committee
Dennis A. Ausiello, M.D.			X	Chair
Stephen A. Berenson			Chair
Paul R. Biondi		X
Willard H. Dere, M.D.	X			X
Claire M. Fraser, Ph.D.	X			X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
discussing our risk management policies;
•
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the Audit Committee report required by the SEC rules (which is included on page 19 of this proxy statement).

The members of the Audit Committee are Dr. Dere, Dr. Fraser, and Mr. Kender. Mr. Kender serves as the Chairperson of the committee. Ms. Zausner served as a member of the Audit Committee until June 2023. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Dr. Dere, Dr. Fraser, and Mr. Kender is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met five times in 2023.

COMPENSATION AND TALENT COMMITTEE

Our Compensation and Talent Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, as well as the evaluation, talent development and succession planning for our executive officers and other senior executives. In fulfilling its purpose, our Compensation and Talent Committee has the following principal duties:

•
annually reviewing and recommending corporate goals and objectives relevant to the compensation for our Chief Executive Officer;
•
recommending our Chief Executive Officer’s compensation to the Board for approval;
•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;
•
overseeing an evaluation of our senior executives;
•
overseeing the development of our senior executives;
•
reviewing our diversity and inclusion policies and practices;
•
periodically reviewing our succession plans for senior executives, other that the Chief Executive Officer, whose succession plan is reviewed by our Nominating & Corporate Governance Committee;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and
•
preparing the annual Compensation and Talent Committee report, if required by SEC rules.

The Compensation and Talent Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation— Compensation Setting Process.”

The Compensation and Talent Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation and Talent Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Talent Committee are Messrs. Biondi, Graves and Kender. Ms. Zausner served as a member of the Compensation and Talent Committee until June 2023. Mr. Graves serves as the Chairperson of the Compensation and Talent Committee.

The Compensation and Talent Committee met five times in 2023.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become board members;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•
reviewing the Board’s leadership structure;
•
developing and recommending to the Board of Directors succession plans for our Chief Executive Officer;
•
developing and recommending to the Board of Directors corporate governance principles;
•
overseeing our strategy, initiatives, policies and risks concerning ESG matters; and
•
overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Dr. Ausiello and Mr. Berenson. Mr. Behar served as a member of the Nominating and Corporate Governance Committee until October 2023. Mr. Berenson serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three times in 2023.

SCIENCE AND CLINICAL DEVELOPMENT COMMITTEE

Our Science and Clinical Development Committee’s responsibilities include:

•
reviewing the Company's current and planned research and development strategy, programs and initiatives and advising the Board of Directors and the Company's management regarding these matters;
•
overseeing the Company's current and planned clinical development strategy and programs and advising the Board of Directors and the Company's management regarding these matters; and
•
providing strategic advice to the Company's management and the Board of Directors regarding clinical development-related regulatory discussions with applicable agencies.

The members of our Science and Clinical Development Committee are Drs. Ausiello, Dere and Fraser. Dr. Ausiello serves as the Chairperson of the Science and Clinical Development Committee.

The Science and Clinical Development Committee met two times in 2023.

Executive Compensation

Compensation Discussion and Analysis

As a smaller reporting company, we are eligible to follow the reduced disclosure obligations regarding executive compensation that apply to smaller reporting companies. However, in this section, we have voluntarily elected to include executive compensation disclosure under certain sections of Item 402 of Regulation S-K that are not required of a smaller reporting company.

GENERAL

In the Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) identified in the Summary Compensation Table below during fiscal 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. For the year ended December 31, 2023, our NEOs, which consisted of our principal executive officer and our two most other highly compensated executive officers for fiscal year 2023, were:

•
Eric D. Shaff, our President and Chief Executive Officer;
•
Teresa L. Young, Ph.D., our Executive Vice President, Chief Commercial and Strategy Officer; and
•
Lisa von Moltke, M.D., our Executive Vice President and Chief Medical Officer.

Stockholder Advisory Vote on Executive Compensation

At our 2023 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs. The Compensation and Talent Committee reviewed the result of this vote, and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2023 proxy statement (representing approximately 99.4% of the votes cast), did not implement any significant changes to our executive compensation program as a result of the vote.

EXECUTIVE SUMMARY

Compensation Highlights:

•
Base Salaries: We made modest adjustments to base salaries in 2023 based on our review of our position to market against our peer group, and considering the roles and responsibilities of our NEOs. Adjustments made directly align our NEO salaries with our compensation philosophy.
•
Annual Bonus: Our annual bonus program continues to align our NEOs with our overall corporate strategy. Based on the Compensation and Talent Committee’s assessment of our overall performance, the corporate objective portion of the 2023 target bonus levels funded at 80% for Mr. Shaff and 90% for Drs. Young and von Moltke. Our CEO’s bonus is based solely on Company performance. Bonuses for our NEOs, other than our CEO, factor in both Company and individual performance. Consistent with our pay for performance philosophy, the individual bonus achievement was 120% for Dr. Young and 130% for Dr. von Moltke.
•
Annual Equity Awards: In 2023, our NEOs received long-term incentive awards in the form of restricted stock units, performance-based restricted stock units, and stock options.

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance.

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. As detailed in the next section, we generally target total compensation relative to the 50th percentile of our peer group, but the Compensation and Talent Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2023, consisted of grants of stock options, restricted stock units, and performance-based restricted stock units.

Compensation Setting Process

Role of Board of Directors, Compensation and Talent Committee and Executive Officers

The Compensation and Talent Committee evaluates and recommends the compensation for our President and Chief Executive Officer to the Board and makes compensation decisions regarding all of our other NEOs. Our President and Chief Executive Officer reviews the performance of our other executive officers and then makes recommendations to the Compensation and Talent Committee to assist it in determining their compensation levels. While the Compensation and Talent Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation and Talent Committee, except the compensation for our President and Chief Executive Officer, which is made by the Board.

Role of Compensation Consultant

Our Compensation and Talent Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation and Talent Committee engages compensation consultants to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Aon plc, or Aon, advised our Compensation and Talent Committee through September 2022, and Alpine Rewards, LLC, or Alpine, has advised our Compensation and Talent Committee since October 2022. When making executive compensation decisions in 2023, our Compensation and Talent Committee considered advice and data provided by Aon and Alpine. Aon provided the Compensation and Talent Committee with 2023 peer group information, and Alpine reviewed this data with the Compensation and Talent Committee when the Compensation and Talent Committee determined whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Our Compensation and Talent Committee also met with Alpine to discuss compensation of our executive officers, including our President and Chief Executive Officer. Alpine reported directly to the Compensation and Talent Committee; however, our President and Chief Executive Officer consulted with Alpine with respect to his assessments of the compensation of executive officers other than himself.

Alpine provided no additional services to us other than in its role of advising our Compensation and Talent Committee. The Compensation and Talent Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Alpine and does not believe Alpine's work in 2023 raised a conflict of interest.

The Compensation and Talent Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

2023 Peer Group

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2022, Aon provided market data and analysis relative to a peer group selected by the Compensation and Talent Committee in consultation with Aon. Peer group companies were selected based on the following parameters:

•
Company Type: Biopharmaceutical companies;
•
Stage of Development: Companies that have recently submitted an NDA or BLA;
•
Market Capitalization: Between $150 million and $1.5 billion;
•
Headcount: Between 150 and 1,500 employees; and
•
Revenue: Under $500 million.

Compared to the prior year, the criteria used to review and select peers was adjusted as follows: the stage of development was updated to include only companies that have recently submitted a NDA or BLA; the market capitalization range was decreased (as the range was previously $200 million to $2 billion); the headcount range was increased (as the range was previously 100 to 1,000 employees); and the revenue was increased (as the range was previously under $250 million).

Given these changes in peer company profiles, Aon recommended and, in September 2022, the Compensation and Talent Committee approved, the removal of nine companies (two of which were acquired) and the addition of eight new peer companies that better aligned with the Company’s profile to form the following compensation peer group:

Albireo Pharma Inc.*	Amylyx Pharmaceuticals, Inc.*	Arcutis Biotherapeutics, Inc.*
Ardelyx, Inc.	Atara Biotherapeutics Inc.*	Atea Pharmaceuticals, Inc.*

bluebird bio Inc.*	Chinook Therapeutics, Inc.*	Crinetics Pharmaceuticals, Inc.*
Deciphera Pharmaceuticals, Inc.	Evelo Biosciences Inc.	ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.	Karyopham Therapeutics, Inc.	MacroGenics, Inc.
Revance Therapeutics, Inc.	Rhythm Pharmaceuticals, Inc.
* Indicates new peer companies.

The Compensation and Talent Committee believes the constituent companies in the peer group are similar to us based on development stage, revenue, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Alpine provided the Compensation and Talent Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation and Talent Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

Elements of Our Executive Compensation Program

Historically, and for fiscal 2023, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	Attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
Cash-Based Incentive Compensation	Promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives.
Equity-Based Compensation	Aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Aids in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a Change in Control.
Retirement, Health, Welfare and Additional Benefits	Aids in attracting and retaining executive talent by supplementing competitive compensation packages.

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our Company. The base salary payable to each NEO is intended to provide a visible and stable fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability.

Our Compensation and Talent Committee periodically reviews NEO base salaries in consultation with management and the committee's compensation consultant to determine whether any adjustments are necessary or appropriate. We elected to increase the 2024 base salary of Dr. Young by 8.7% to better align her salary with the 50th percentile of our peer group while considering individual performance, experience, and level of contribution. Our other NEOs did not receive salary increases in 2024. The following table shows the annual base salaries of our NEOs for 2022, 2023 and 2024. All annual base salary increases were effective January 1 of the given year.

Name	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)	2024 Annual Base Salary ($)
Eric D. Shaff	661,600	685,000	685,000
Teresa L. Young, Ph.D.	405,000	437,000	475,000
Lisa von Moltke, M.D.	490,000	515,000	515,000

Cash-Based Incentive Compensation

Our NEOs generally have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2023 target annual cash bonuses, expressed as a percentage of base salary, were: 60% for Mr. Shaff and 40% for the other NEOs.

Our Compensation and Talent Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation and Talent Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For our NEOs, except Mr. Shaff, the achievement of 2023 corporate objectives was weighted 80% and the achievement of individual objectives was weighted at 20%. Mr. Shaff’s 2023 bonus was weighted 100% on corporate objectives.

The table below provides additional details about the Compensation and Talent Committee’s assessment of our actual performance against our 2023 corporate objectives. Individual objectives are analyzed based on the business judgement of the Compensation and Talent Committee's subjective analysis of individual goals achieved in support of each of our corporate goals and are not based on specified performance measures.

2023 Corporate Objectives	Weighting	Assessed Performance
VOWST
Approval: Secure FDA approval of VOWST at Prescription Drug User Fee Act, or PDUFA	25%	25%
Supply Responsiveness: Deliver VOWST inventory targets in budget; improve responsiveness to VOWST market demand; continue to progress capacity expansion projects	10%	10%
Launch: Deliver new patient starts	9%	14%
LCM: Establish VOWST recurrent Clostridioides difficile infection lifecycle management plan	13%	13%
Pipeline, Platform, and Technology
SER-155: Deliver Phase 1b Cohort 1 Day 100 data; progress Phase 1b Cohort 2 enrollment	19%	17%
Business Development: Support pipeline strategy	6%	4%
Corporate
Finance: Execute financing strategy to strengthen balance sheet	6%	4%
Communications: Establish best-in-class IR and PR function	6%	3%
People & Culture: Drive an engaged and committed culture focused on achieving our strategic and operational milestones	6%	8%
Total	100%	98%

In February 2024, the Compensation and Talent Committee determined our 2023 corporate objectives were achieved at the 98% level. However, in consultation with management and based on guidance from Alpine, the Compensation and Talent Committee elected to award the corporate objective portion of Dr. Young’s and Dr. von Moltke's 2023 bonus based on 90% corporate achievement and Mr. Shaff's 2023 bonus based on 80% corporate achievement. These adjustments were made primarily to recognize our share price performance for the year and in keeping with our pay for performance compensation philosophy. For Drs. Young and von Moltke, the individual performance portion of their target bonus was achieved at 120% for Dr. Young and 130% for Dr. von Moltke. The actual amounts paid to our NEOs under our 2023 annual cash bonus program are set forth in the 2023 Summary Compensation Table below.

Our Compensation and Talent Committee periodically reviews NEO target bonus amounts in consultation with management and the committee's compensation consultant to determine whether any adjustments are necessary or appropriate. The NEOs’ 2024 target annual cash bonus opportunity, expressed as a percentage of base salary, is: 60% for Mr. Shaff and 40% for our other NEOs, which percentages are unchanged from 2023.

Equity-Based Compensation

We maintain the 2015 Incentive Award Plan (as amended and restated, the “2015 Plan”), under which we may grant equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success. We do not currently have any formal policy for determining the number or types of equity-based awards to grant to NEOs.

We typically grant equity incentive awards to employees when they commence employment with us and annually in conjunction with our review of individual performance. We may grant additional awards in the discretion of our Board of Directors or Compensation and Talent Committee. Our stock options allow employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date, as determined under the applicable equity incentive plan, and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). We believe stock options directly align the interests of our NEOs with those of our shareholders while ensuring the retention of our executive team. Our restricted stock units represent the right to receive one share of our Common Stock or its cash value equivalent upon vesting. In order to remain competitive in the market, we granted both restricted stock units and performance-based restricted stock units to our NEOs for the first time in 2023 in connection with their annual award. We also awarded Dr. Young additional time-based restricted stock units in 2023 for retention purposes.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. Our restricted stock units typically vest as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our Board of Directors or Compensation and Talent Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In the first quarter of each calendar year, we generally grant equity incentive awards based on competitive market practices and the retention value that NEOs have from past equity awards.

In February 2023, we granted stock options, time-based restricted stock units and performance-based restricted stock units to our NEOs in the following amounts and with the vesting schedule indicated in the table below.

Name	Options Granted (#)(1)	Time-Based Restricted Stock Units Granted (#)	Performance-Based Restricted Stock Units Granted (#)(4)
Eric D. Shaff	250,000	125,000(2)	55,675
Teresa L. Young, Ph.D.	85,000	127,500(3)	22,721
Lisa von Moltke, M.D.	95,000	47,500(2)	27,489

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
Consists of (a) 42,500 restricted stock units that vest as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter; and (b) 85,000 restricted stock units that vest on August 3, 2024. The restricted stock units are subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(4)
Performance-based restricted stock unit award vests in two equal installments with the first occurring six months following the date the Compensation and Talent Committee determines that the BLA for VOWST has been approved by the FDA and the remaining 50% of such restricted stock units vesting 12 months thereafter. On April 27, 2023, the Compensation and Talent Committee determined the performance condition had been satisfied. Accordingly, 50% of the restricted stock units vested on October 27, 2023 and the remaining 50% of the restricted stock units will vest on October 27, 2024, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

Severance and Change in Control Arrangements

We are party to employment agreements with each of our NEOs, which generally provide for severance benefits and payments upon a termination without cause or for good reason and enhanced severance benefits and payments if such termination is within 60 days prior to or 12 months following a change in control. Our Compensation and Talent Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. Particularly, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023, are set forth in “Employment Agreements and —Potential Payments Upon Termination or Change in Control” below.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance, short-term disability and long-term disability to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our NEOs.

We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2023, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our employee compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We did not provide perquisites or special personal benefits to our NEOs for 2023.

Tax Considerations

As a general matter, the Compensation and Talent Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Executive Compensation Tables

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric D. Shaff	2023	685,000	993,713	1,140,925	328,800	9,898	3,158,336
President and Chief Executive Officer	2022	661,600	—	2,938,500	397,000	9,148	4,006,248
Teresa L. Young, Ph.D.	2023	437,000	826,216	387,915	167,808	1,519	1,820,458
Executive Vice President, Chief Commercial and Strategy Officer
Lisa von Moltke, M.D.	2023	515,000	412,440	433,552	201,880	8,269	1,571,141
Executive Vice President and Chief Medical Officer	2022	490,000	—	1,028,475	208,000	8,139	1,734,614

(1)
Represents the aggregate grant date fair value of the option awards and stock awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing option awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amount included for performance-based restricted stock units represents the grant date fair value of the award assuming that the highest level of performance conditions will be achieved.
(2)
Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Cash-Based Incentive Compensation.”
(3)
Consists of company matching contributions under our 401(k) plan. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Retirement, Health, Welfare and Additional Benefits.”

Grants of Plan-Based Awards in Fiscal 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table. All awards are granted under the 2015 Plan. This table presents information regarding all grants of plan-based awards occurring during fiscal 2023.

Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payout Under Equity Incentive Plan Awards Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Eric Shaff	2/3/2023				250,000	5.50	1,140,925
	2/3/2023		55,675				306,213
	2/3/2023			125,000(5)			687,500
		411,000
Teresa L. Young, Ph.D.	2/3/2023				85,000	5.50	387,915
	2/3/2023		22,721				124,966
	2/3/2023			42,500(5)			233,750
	2/3/2023			85,000(6)			467,500
		174,800
Lisa von Moltke, M.D.	2/3/2023				95,000	5.50	433,552
	2/3/2023		27,489				151,190
	2/3/2023			47,500(5)			261,250
		206,000

(1)
Amounts reflect potential payouts under our 2023 annual bonus program. The target amount is based on a percentage of the individual’s fiscal year 2023 base salary. No minimum threshold amount or maximum amount beyond the target amount was established. Please see the description of the annual bonus program under “Annual Cash Bonuses” in the CD&A above.
(2)
Performance-based restricted stock unit award vests in two equal installments with the first occurring six months following the date the Compensation and Talent Committee determines that the BLA for VOWST has been approved by the FDA and the remaining 50% of such restricted stock units vesting 12 months thereafter. The awards do not have a minimum threshold amount or maximum amount beyond the target amount. On April 27, 2023, the Compensation and Talent Committee determined the performance condition had been satisfied. Accordingly, 50% of the restricted stock units vested on October 27, 2023 and the remaining 50% of the restricted stock units will vest on October 27, 2024, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(4)
Amounts reflect the full grant-date fair value of stock options and stock awards granted during fiscal year 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option awards made to our NEOs in Note 11 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2023.
(5)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(6)
Restricted stock unit award vests on August 3, 2024, subject to continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

Outstanding Equity Awards at 2023 Fiscal Year End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eric D. Shaff	2/3/2023 (1)		250,000	5.50	2/2/2033
	2/3/2023 (3)					125,000	175,000
	2/3/2023 (4)					27,837	38,972
	2/4/2022 (1)	218,750	281,250	7.38	2/3/2032
	2/4/2021 (1)	240,625	109,375	26.34	2/3/2031
	1/29/2020 (1)	937,500	62,500	3.30	1/28/2030
	1/25/2019 (1)	275,000		6.01	1/24/2029
	1/30/2018 (1)	120,000		10.42	1/29/2028
	1/26/2017 (1)	105,000		9.89	1/25/2027
	2/1/2016 (1)	78,500		26.20	1/31/2026
	6/26/2015 (2)	100,000		18.00	6/25/2025
	12/9/2014 (2)	233,454		7.79	12/8/2024
Teresa L. Young, Ph.D.	2/3/2023 (1)		85,000	5.50	2/2/2033
	2/3/2023 (3)					42,500	59,500
	2/3/2023 (4)					11,360	15,904
	2/3/2023 (5)					85,000	119,000
	2/4/2022 (1)	52,500	67,500	7.38	2/3/2032
	2/4/2021 (1)	61,875	28,125	26.34	2/3/2031
	6/29/2020 (1)	262,500	37,500	4.67	6/28/2030
Lisa von Moltke, M.D.	2/3/2023 (1)		95,000	5.50	2/2/2033
	2/3/2023 (3)					47,500	66,500
	2/3/2023 (4)					13,744	19,242
	2/4/2022 (1)	76,562	98,438	7.38	2/3/2032
	2/4/2021 (1)	75,625	34,375	26.34	2/3/2031
	4/6/2020 (1)	284,375	40,625	3.32	4/5/2030

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the grant date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the grant date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(4)
Performance-based restricted stock unit award vests in two equal installments with the first occurring six months following the date the Compensation and Talent Committee determines that the BLA for VOWST has been approved by the FDA and the remaining 50% of such restricted stock units vesting 12 months thereafter. On April 27, 2023, the Compensation and Talent Committee determined the performance condition had been satisfied. Accordingly, 50% of the restricted stock units vested on October 27, 2023 and the remaining 50% of the restricted stock units vests on October 27, 2024, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(5)
Restricted stock unit award vests on August 3, 2024, subject to continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

Option Exercises and Stock Vested in Fiscal 2023

The following table shows the stock vested for our NEOs during fiscal 2023. None of our NEOs exercised stock options during fiscal 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Eric D. Shaff	27,838	38,416
Teresa L. Young, Ph.D.	11,361	15,678
Lisa von Moltke, M.D.	13,745	18,968
(1)
The restricted stock unit awards vested on October 27, 2023, the date that was six months following the Compensation and Talent Committee's determination that the BLA for VOWST had been approved by the FDA.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

Under the terms of our employment agreement with Mr. Shaff, if we terminate Mr. Shaff’s employment without cause or he resigns for good reason, each within the meaning of his employment agreement, he will be entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. Mr. Shaff’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Shaff is entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Mr. Shaff’s employment agreement contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to Mr. Shaff in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Teresa L. Young, Ph.D. and Lisa von Moltke, M.D.

Under the terms of our employment agreement with each respective executive, if we terminate the executive other than for cause or the executive resigns for good reason, each within the meaning of the respective employment agreement, the executive will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. Each executive's employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, the executive is entitled to accelerated vesting of the executive's time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times the executive's target bonus for the year of termination.

Each of the employment agreements contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Each executive has also agreed to refrain from disclosing our confidential information during or at any time following the executive's employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of the executive's employment.

Potential Payments Upon Termination or Change in Control

In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with the Company occurred on December 31, 2023 and, where relevant, that a change in control of the Company occurred on December 31, 2023. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the NEOs during employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control) ($)(1)
Eric Shaff	Continued Base Salary	1,027,500	1,027,500
	Bonus Lump Sum	0	493,200
	Continued Healthcare	54,417	54,417
	Equity Acceleration (2)	115,534	213,972
	Total (3)	1,197,450	1,789,089
Teresa L. Young, Ph.D.	Continued Base Salary	437,000	437,000
	Bonus Lump Sum	0	167,808
	Continued Healthcare	12,453	12,453
	Equity Acceleration (2)	0	194,404
	Total (3)	449,453	811,665
Lisa von Moltke, M.D.	Continued Base Salary	515,000	515,000
	Bonus Lump Sum	0	201,880
	Continued Healthcare	13,116	13,116
	Equity Acceleration (2)	0	85,742
	Total (3)	528,116	815,737

(1)
Assumes awards are not assumed or substituted in connection with the change in control.
(2)
With respect to options, the value of equity acceleration was calculated by multiplying (i) the number of accelerated shares of common stock underlying the options by (ii) the excess, if any, of $1.40, the closing trading price of our common stock on December 29, 2023, over the exercise price for the options. With respect to RSUs and PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs and/or PSUs, as applicable, by $1.40, the closing trading price of our common stock on December 29, 2023.
(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this proxy statement, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)
2023	3,158,336	(517,565)	1,695,800	260,831	41	(119,548,000)
2022	4,006,248	1,574,321	1,706,633	1,109,334	162	(250,157,000)
2021	9,711,680	(10,683,446)	4,389,244	(448,135)	241	(65,578,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Eric Shaff	Teresa L. Young, Ph.D. and Lisa von Moltke, M.D.
2022	Eric Shaff	David Arkowitz, Lisa von Moltke, M.D., Matthew Henn, Ph.D., and Paula A. Cloghessy
2021	Eric Shaff	David Arkowitz and Matthew Henn, Ph.D.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments	2023
	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,134,638)	(1,030,062)
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined as of Applicable FY End	508,247	246,012
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, Determined as of Vesting Date	38,416	17,323
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,456,981)	(498,826)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Vesting Date	(630,945)	(169,416)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, Determined as of Prior FY End	0	0
Increase Based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0
Increase Based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0
Deduction for Change in the Actuarial Present Values Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	0	0
Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	0	0
TOTAL ADJUSTMENTS	(3,675,901)	(1,434,969)

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards, the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the original expected life determined at grant, reduced by the amount of time elapsed from the grant date to the revaluation date, and adjusted based on relevant factors, including taking into account the stock price on the applicable revaluation date relative to the option’s strike price determined at grant, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100.

Director Compensation

Directors who are also our employees do not receive compensation for their service on our Board. Mr. Shaff served as a director and executive officer of our company during 2023. Refer to the 2023 Summary Compensation Table and related narrative disclosure above for information regarding the compensation Mr. Shaff received from us during 2023.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our Board:

•
an option to purchase shares of our Common Stock upon the director’s initial election or appointment to our Board in an amount determined by the Compensation and Talent Committee (the “Initial Award”);
•
if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 35,000 shares of our Common Stock on the date of the annual meeting (the “Subsequent Award”);
•
an annual director fee of $45,000, and if the director serves as chairperson of our Board or lead independent director, an additional annual director fee of $35,000; and
•
if the director serves on a committee of our Board, an additional annual fee as follows:
•
chairperson of the Audit Committee—$20,000;
•
Audit Committee member other than the chairperson—$10,000;
•
chairperson of the Compensation and Talent Committee—$15,000;
•
Compensation and Talent Committee member other than the chairperson—$7,500;
•
chairperson of the Nominating and Corporate Governance Committee—$10,000;
•
Nominating and Corporate Governance Committee member other than the chairperson—$5,000;
•
effective February 17, 2023, chairperson of the Science and Clinical Development Committee—$15,000; and
•
effective February 17, 2023, Science and Clinical Development Committee member other than the chairperson—$7,500.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dennis A. Ausiello, M.D.	63,042	159,226	222,268
Grégory Behar(2)	37,500	159,226	196,726
Stephen A. Berenson	90,000	159,226	249,226
Paul R. Biondi	52,500	159,226	211,726
Willard H. Dere, M.D.	66,007	159,226	225,233
Claire M. Fraser, Ph.D.(3)	61,063	377,088	438,151
Kurt C. Graves	60,000	159,226	219,226
Richard N. Kender	73,466	159,226	232,692
Meryl S. Zausner(4)	32,697	—	32,697

(1)
Represents the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The table below shows the number of option awards held as of December 31, 2023 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards Outstanding as of December 31, 2023 (#)
Dennis A. Ausiello, M.D.	258,000
Grégory Behar	—
Stephen A. Berenson	153,000
Paul R. Biondi	153,000
Willard H. Dere, M.D.	183,000
Claire M. Fraser, Ph.D.	83,000
Kurt C. Graves	213,000
Richard N. Kender	273,000
Meryl S. Zausner	—

(2)
Mr. Behar resigned from our Board effective October 2, 2023.
(3)
Dr. Fraser began serving on our Board on January 5, 2023.
(4)
Ms. Zausner served on our Board until her term ended at the 2023 Annual Meeting of Stockholders on June 22, 2023.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	18,104,800	(3)	$9.66	(4)	4,812,098	(5)
Equity compensation plans not approved by security holders(6)	117,116		$4.94		2,382,884
Total	18,221,916		$9.64		7,194,982

(1)
Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of Common Stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of Common Stock available for issuance under the 2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our Board.
(2)
Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan, and the 2015 ESPP.
(3)
Includes 387,859 outstanding options to purchase stock under the 2012 Plan, 14,392,670 outstanding options to purchase stock under the 2015 Plan, and 3,324,271 restricted stock units under the 2015 Plan.
(4)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2012 Plan was $5.98, and the weighted-average exercise price of outstanding options under the 2015 Plan was $9.76. Restricted stock units do not have an exercise price and were not included in calculating weighted average exercise prices.
(5)
As of December 31, 2023, a total of 4,812,098 shares of Common Stock were available for issuance, consisting of 2,266,512 shares available for future issuance under the 2015 ESPP, and 2,545,586 shares of Common Stock available for future issuance under the 2015 Plan.
(6)
Consists of the 2022 Employment Inducement Award Plan (the “2022 Plan”). For a summary of the 2022 Plan, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of February 12, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 145,557,567 shares of Common Stock outstanding as of February 12, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 12, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 101 Cambridgepark Drive, Cambridge, MA 02140. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering[1]	23,117,045	15.9%
FMR LLC[2]	19,388,579	13.3%
Nestlé S.A.[3]	7,594,038	5.2%
BlackRock, Inc.[4]	7,339,454	5.0%
Named Executive Officers and Directors
Eric D. Shaff[5]	2,633,824	1.8%
Teresa L. Young, Ph.D.[6]	449,079	*
Lisa von Moltke, M.D.[7]	540,138	*
Dennis A. Ausiello, M.D.[8]	223,000	*
Stephen A. Berenson[9]	121,589	*
Paul R. Biondi[10]	165,619	*
Willard H. Dere, M.D.[11]	179,746	*
Claire M. Fraser, Ph.D.[12]	12,000	*
Kurt C. Graves[13]	178,000	*
Richard N. Kender[14]	301,492	*
All executive officers and directors as a group (14 persons)[15]	7,513,219	5.1%

* Less than one percent.

1.
Based on a Schedule 13D/A filed on July 7, 2022 and information known to the Company. Consists of (i) 2,734,994 shares of Common Stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 4,434,600 shares of Common Stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of Common Stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of Common Stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); (v) 5,875,711 shares of Common Stock held by Nutritional Health LTP Fund, L.P (“Nutritional LTP”) and (vi) 5,825,495 shares of Common Stock held by Flagship Pioneering Fund VII, L.P. ("Flagship Fund VII and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx, Flagship Pioneering VI, and Nutritional LTP, the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General Partner LLC (“Nutritional LTP GP”). The general partner of Flagship Fund VII is Flagship Pioneering Fund VII General Partner LLC ("Flagship Fund VII GP"). The manager of Flagship Fund VII GP, Flagship Fund VI GP and Nutritional LTP GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). Noubar B. Afeyan, Ph.D. is the sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.
2.
Based solely on a Schedule 13G/A filed on February 9, 2024 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 19,388,579 shares of Common Stock and sole dispositive power over 19,388,579 shares of Common Stock and (ii) Abigail P. Johnson has sole dispositive power over 19,388,579 shares of Common Stock. In addition, the Schedule 13G/A reports that the interest of Fidelity Growth Company Commingled Pool in the shares of Common Stock amounted to 7,772,757 shares of Common Stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
3.
Based solely on a Schedule 13D/A filed on July 22, 2022 by Nestlé S.A. (“Nestlé”) and Société des Produits Nestlé S.A. (“SPN”). The ultimate parent company of SPN is Nestlé, a publicly traded company. The Schedule 13D/A reported that as of July 18, 2022, (i) Nestlé had shared voting and dispositive power with respect to 7,594,038 shares and (ii) SPN had shared voting and dispositive power with respect to 7,496,038 shares. The address for Nestlé and SPN is Avenue Nestlé 55, 1800, Vevey Switzerland.
4.
Based solely on a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. (“Blackrock”), on behalf of itself and its wholly owned subsidiaries, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. BlackRock reported that as of December 31,

2023, it had sole voting power with respect to 7,255,370 shares of Common Stock and sole dispositive power with respect to 7,339,454 shares of Common Stock, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 50 Hudson Yards, New York, NY 10001.
5.
Consists of (a) 115,620 shares of Common Stock held by Mr. Shaff, (b) 2,486,954 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024 and (c) restricted stock units for 31,250 shares of Common Stock that vest within 60 days of February 12, 2024.
6.
Consists of (a) 8,454 shares of Common Stock held by Dr. Young, (b) 430,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024 and (c) restricted stock units for 10,625 shares of Common Stock that vest within 60 days of February 12, 2024.
7.
Consists of (a) 9,513 shares of Common Stock held by Dr. von Moltke, (b) 518,750 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024 and (c) restricted stock units for 11,875 shares of Common Stock that vest within 60 days of February 12, 2024.
8.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
9.
Consists of (a) 3,589 shares of Common Stock held by Mr. Berenson and (b) 118,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
10.
Consists of (a) 47,619 shares of Common Stock held by Mr. Biondi and (b) 118,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
11.
Consists of (a) 31,746 shares of Common Stock held by Dr. Dere and (b) 148,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
12.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
13.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
14.
Consists of (a) 63,492 shares of Common Stock held by Mr. Kender and (b) 238,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024.
15.
Consists of (a) 693,027 shares of Common Stock, (b) 6,722,067 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 12, 2024 and (c) restricted stock units for 98,125 shares of Common Stock that vest within 60 days of February 12, 2024.

Certain Relationships

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023.

Transactions with Related Parties

In January 2016 we entered into the Collaboration and License Agreement (the “2016 License Agreement”) with Nestec Ltd., which was succeeded in interest by Société des Produits Nestlé S.A. (together with NHSc Pharma Partners, which was succeeded in interest by NHSc Rx License GmbH, “Nestlé”), an affiliate of Nestlé S.A., which holds approximately 5.2% of our Common Stock as of February 12, 2024, for the development and commercialization of certain of our product candidates in development for the treatment and management of Clostridium difficile infection (“CDI”) and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The 2016 License Agreement supports the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “2016 Licensed Territory”).

Under the 2016 License Agreement, we granted to Nestlé an exclusive, royalty-bearing license to develop and commercialize in the 2016 Licensed Territory certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including VOWST, SER-262, SER-287 and SER-301 (collectively, the “2016 Collaboration Products”). The 2016 License Agreement sets forth our and Nestlé’s respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the 2016 Collaboration Products with respect to the licensed fields and the 2016 Licensed Territory.

Under the 2016 License Agreement, Nestlé paid us an upfront cash payment of $120.0 million in February 2016 and has agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of 2016 Collaboration Products in the 2016 Licensed Territory. Additionally, Nestlé has agreed to pay us up to $660.0 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of 2016 Collaboration Products. We received a $10.0 million milestone payment in 2016 associated with the initiation of our Phase 1b study for SER-262 in CDI and a $20.0 million milestone payment in 2017 associated with the initiation of our Phase 3 study of VOWST in multiply recurrent CDI.

In November 2018, we executed the letter agreement with Nestlé (the “Letter Agreement”), modifying certain terms of the 2016 License Agreement. Under the Letter Agreement, Nestlé agreed to accelerate the payment of the $20.0 million Phase 3 commencement milestone to be payable upon the commencement of the Phase 2b study for SER-287. The Phase 2b study was initiated and the $40.0 million of milestone payments were received in December 2018. We also received a $10.0 million milestone payment in 2020 associated with the initiation of our Phase 1b study for SER-301. To date, we have received $80.0 million in development milestones under the 2016 License Agreement and the Letter Agreement.

The 2016 License Agreement continues in effect until terminated by either us or Nestlé on the following bases: (i) Nestlé may terminate the 2016 License Agreement in the event of serious safety issues related to any of the 2016 Collaboration

Products; (ii) we may terminate the 2016 License Agreement if Nestlé challenges the validity or enforceability of any of our licensed patents; and (iii) either we or Nestlé may terminate the 2016 License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the 2016 License Agreement, all licenses granted to Nestlé by us will terminate, and all rights in and to the 2016 Collaboration Products in the 2016 Licensed Territory will revert to us. If we commit a material breach of the 2016 License Agreement, Nestlé may elect not to terminate the 2016 License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the 2016 License Agreement.

In July 2021, we entered into a License Agreement (the “2021 License Agreement”) with NHSc Pharma Partners, which was succeeded in interest by NHSc Rx License GmbH (together with Société des Produits Nestlé S.A., their affiliates and their subsidiaries, "Nestlé"). Pursuant to the 2021 License Agreement, we granted to Nestlé, under certain of our patent rights and know how, a co-exclusive, sublicensable (under certain circumstances) license to develop, commercialize and conduct medical affairs activities for (i) therapeutic products based on our microbiome technology (including VOWST) that are developed by us or on our behalf for the treatment of CDI and recurrent CDI, as well as any other indications pursued for the products upon mutual agreement of the parties (the “2021 Field”), in the United States and Canada (the “2021 Licensed Territory”), and (ii) VOWST and any improvements and modifications thereto developed pursuant to the terms of the 2021 License Agreement (the “2021 Collaboration Products”) for any indications in the 2021 Licensed Territory.

The 2021 License Agreement sets forth the parties’ respective obligations for development, regulatory, commercialization, medical affairs, and manufacturing and supply activities for the 2021 Collaboration Products with respect to the 2021 Field and the 2021 Licensed Territory. Pursuant to the 2021 License Agreement, we were responsible for, and used commercially reasonable efforts in, conducting development of VOWST in the 2021 Field in the United States until first regulatory approval for VOWST was obtained in the 2021 Field in the United States and in accordance with a development and regulatory activity plan, at our cost, subject to certain exceptions specified in the 2021 License Agreement. We are also responsible for all regulatory affairs related to the 2021 Collaboration Products in the 2021 Field in the 2021 Licensed Territory, at our cost, except that expenses incurred for regulatory activities approved by a joint steering committee pursuant to a life cycle management plan for the 2021 Collaboration Products are shared equally between the parties. We are now solely responsible for manufacturing and supplying VOWST for development in the 2021 Field in the 2021 Licensed Territory.

Nestlé has the sole right to commercialize VOWST in the 2021 Licensed Territory in accordance with a commercialization plan, subject to our right to elect to provide up to a specified percentage of all promotional details for a certain target audience. Each party will use commercially reasonable efforts to commercialize VOWST in the 2021 Licensed Territory in accordance with the commercialization plan. Both parties will perform medical affairs activities for VOWST in the 2021 Licensed Territory in accordance with a medical affairs plan. We are solely responsible for the manufacturing and supply of VOWST for commercialization under a supply agreement that has been executed between the parties. We were responsible for commercialization and medical affairs activities costs incurred by the parties until first commercial sale of the first 2021 Collaboration Product, or VOWST, in the 2021 Licensed Territory and in accordance with a pre-launch plan, up to a specified cap. Since the first commercial sale of VOWST in June 2023, we are entitled to share equally in its commercial profits and losses.

In exchange for the grant of the licenses under the 2021 License Agreement, Nestlé agreed to pay us a non-refundable, non-creditable and non-cancellable upfront payment of $175.0 million, which was received in July 2021. Nestlé also agreed to pay us an additional $125.0 million due upon FDA approval of VOWST, which was received in May 2023, $10.0 million upon Canadian regulatory approval of VOWST, and sales target milestones payments totaling up to $225.0 million.

The 2021 License Agreement continues in effect until all development and commercialization activities for VOWST in the 2021 Licensed Territory have permanently ceased. The 2021 License Agreement may be terminated by either party upon sixty days’ written notice for the other party’s material breach that remains uncured during such sixty-day period, or immediately upon written notice for the other party’s insolvency. Nestlé may also terminate the 2021 License Agreement at-will with twelve months’ prior written notice, effective only on or after the third anniversary of first commercial sale of VOWST in the 2021 Licensed Territory. We may also terminate the 2021 License Agreement immediately upon written notice if Nestlé challenges any licensed patent in the 2021 Licensed Territory.

Upon termination of the 2021 License Agreement, all licenses granted to Nestlé by us will terminate. If we commit a material breach of the 2021 License Agreement, Nestlé may elect not to terminate the 2021 License Agreement but instead apply specified adjustments to the payment terms and other terms and conditions of the 2021 License Agreement. The 2021 License Agreement contains customary representations and warranties by the parties, intellectual property provisions including ownership, patent prosecution, enforcement and defense, certain indemnification rights in favor of each party, and customary confidentiality provisions and limitations of liability.

In June 2022, we entered into a securities purchase agreement with Flagship Pioneering Fund VII, L.P. and Nutritional Health LTP Fund, L.P., affiliates of Flagship Pioneering, or Flagship, one of our significant stockholders, for the sale of 8,738,243 shares of our Common Stock at a purchase price of $3.15 per share as part of a registered direct offering, which closed on July 5, 2022. We received proceeds from Flagship of $27.5 million.

In July 2022, we entered into a pledge and utilization agreement with Flagship Pioneering Labs TPC, Inc., an affiliate of Flagship, for an option to lease certain manufacturing space. We paid $833 thousand for this option. In June 2023, we elected not to renew the option.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation and Talent Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, Paul R. Biondi, Kurt C. Graves, and Richard N. Kender served as members of our Compensation and Talent Committee. Meryl S. Zausner served as a member of our Compensation and Talent Committee until June 22, 2023. No member of our Compensation and Talent Committee during the fiscal year ended December 31, 2023 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation and Talent Committee during the fiscal year ended December 31, 2023.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, 4th Floor, Cambridge, MA 02139 in writing not later than November 5, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than December 5, 2024 and no later than January 4, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after April 4, 2025, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, as filed with the SEC but not including exhibits, will be (i) mailed with this proxy statement and (ii) sent without charge, along with copies of the exhibits for a reasonable fee, to any stockholder of record on February 12, 2024 upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

101 Cambridgepark Drive

Cambridge, MA 02140

You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

March 5, 2024

SERES THERAPEUTICS LOGO SERES THERAPEUTICS, INC. 101 CAMBRIDGEPARK DRIVE CAMBRIDGE, MA 02140 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MCRB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V29392-P04490 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SERES THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Paul R. Biondi 02) Kurt C. Graves The Board of Directors recommends you vote FOR proposals 2 through 5. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. 4. Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 240,000,000 to 360,000,000. 5. Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4. The Board of Directors recommends you vote AGAINST proposal 6. For Against Abstain 6. A stockholder proposal on Simple Majority Vote, if properly presented. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V29393-P04490 SERES THERAPEUTICS, INC. Annual Meeting of Stockholders April 4, 2024 8:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2024 on April 4, 2024 at 8:00 AM EDT, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side